Exhibit 1.1

[●] Shares

YESWAY, INC.

CLASS A COMMON STOCK, $0.0001 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

[●], 2026

[●], 2026

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

As Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017

c/o	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Ladies and Gentlemen:

Yesway, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [●] shares of its Class A common stock, $0.0001 par value per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] shares of its Class A common stock, $0.0001 par value per share (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Goldman Sachs & Co. LLC (“Goldman Sachs” and together with Morgan Stanley and J.P. Morgan, the “Representatives”) shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A common stock, $0.0001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-[●]), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in each of the Time of Sale Prospectus and the Prospectus under the heading “Underwriting (Conflicts of Interest)” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company hereby confirms the engagement of J.P. Morgan as a “qualified independent underwriter” within the meaning of Rule 5121 (“FINRA Rule 5121”) of the Financial Industry Regulatory Authority (“FINRA”). J.P. Morgan in its capacity as a “qualified independent underwriter” agrees with the Company to (i) undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 of the Securities Act, and (ii) participate in the preparation of the Registration Statement and the Prospectus and exercise the usual standards of “due diligence” in respect thereto. No compensation will be paid to J.P. Morgan for its services as a “qualified independent underwriter”.

In connection with the offering contemplated by this Agreement, the Transactions (as such term is defined in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Our Organizational Structure”) were or will be effected, pursuant to which the Company will become the sole managing member of BW Ultimate Parent, LLC, a Delaware limited liability company (“Parent” and together with the Company, the “Yesway Parties”).

1.            Representations and Warranties. Each Yesway Party, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

a.	The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before, threatened by or, to the knowledge of the Yesway Parties, contemplated by the Commission.

b.	(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus, as of the Applicable Time (as defined below), did not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, as of the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. For the purposes of this Agreement, the “Applicable Time” is [●] (New York City time) on the date of this Agreement.

c.	The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and broadly available road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

d.	The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Yesway Parties and their respective subsidiaries (as defined below) taken as a whole or on the performance by the Yesway Parties and their respective subsidiaries of their obligations under this Agreement (a “Material Adverse Effect”).

e.	Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “subsidiary” and, collectively, the “subsidiaries”) of the Yesway Parties has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock or other similar ownership interests of each subsidiary of the Yesway Parties have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the respective Yesway Party, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Time of Sale Prospectus and the Prospectus.

f.	This Agreement has been duly authorized, executed and delivered by each of the Yesway Parties.

g.	The authorized capital stock of the Company conforms, and immediately following the Transactions, will conform as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

h.	The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

i.	The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights, in each case other than rights that have been complied with or waived.

j.	The execution and delivery by the Yesway Parties of, and the performance by the Yesway Parties of their respective obligations under, this Agreement will not contravene any provision of applicable law, any agreement or other instrument binding upon the Yesway Parties or any of their respective subsidiaries, taken as a whole, except for such breaches or violations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or the certificate of incorporation or by-laws of the respective Yesway Parties or any of their respective subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters.

k.	There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Yesway Parties and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

l.	There are no legal or governmental proceedings pending or threatened to which the Yesway Parties or any of their respective subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the power or ability of the Yesway Parties to perform their obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

m.	Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

n.	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

o.	Neither the Yesway Parties nor any of their respective subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

p.	The Yesway Parties and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) are in compliance with all terms and conditions of any such permit, license or approval; and (iv) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, except where such noncompliance with Environmental Laws, failure to receive or renew required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals, or receipt of such notice of liability under Environmental Laws, would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

q.	There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect, and except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no proceedings that are pending, or that are known to the Yesway Parties or their respective subsidiaries to be contemplated against the Yesway Parties or their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party; (ii) the Yesway Parties and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect; and (iii) the Yesway Parties do not anticipate capital expenditures relating to any Environmental Laws which could be reasonably expected to have a Material Adverse Effect.

r.	There are no contracts, agreements or understandings between each of the Yesway Parties and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than those rights that have been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and/or have been waived.

s.	None of the Yesway Parties or any of their respective subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the knowledge of the Yesway Parties, any agent or representative of the Yesway Parties or of any of their respective subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Yesway Parties or their respective subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

t.	The operations of the Yesway Parties and each of their respective subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

u.	(i) None of the Yesway Parties, any of their respective subsidiaries, or any director or officer thereof, or to the knowledge of the Yesway Parties, any employee, agent, affiliate, or representative of the Yesway Parties or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)            the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom (including His Majesty’s Treasury and the Foreign, Commonwealth & Development Office), or any other relevant sanctions authority (collectively, “Sanctions”), or

(B)            located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii)            None of the Yesway Parties nor any of their respective subsidiaries, (a) have, since April 24, 2019, engaged in, (b) are now engaged in, and (c) will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(iii)            The Yesway Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(B)            to fund or facilitate any money laundering or terrorist financing activities; or

(C)            in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iv)            The Yesway Parties and their respective subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Yesway Parties or any of their respective subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Yesway Parties, threatened.  The Yesway Parties and their respective subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

v.	Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Yesway Parties and their respective subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Yesway Parties and their respective subsidiaries, taken as a whole.

w.	The Yesway Parties and each of their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Yesway Parties and their respective subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Yesway Parties and their respective subsidiaries; and any real property and buildings held under lease by the Yesway Parties and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Yesway Parties and their respective subsidiaries.

x.	Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Yesway Parties and their respective subsidiaries own or have a valid license with adequate rights to all patents, inventions, copyrights (including rights in software and data), know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), Internet domain names, trademarks, service marks and trade names and any other designations of source or origin, and any applications, registrations or renewals for the foregoing, together with the goodwill associated with any of the foregoing (collectively since the word “patents”, “Intellectual Property Rights”) used in or reasonably necessary for the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Yesway Parties and their respective subsidiaries and, to the Yesway Parties’ knowledge, the Intellectual Property Rights licensed to the Yesway Parties and their respective subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Yesway Parties’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) all Intellectual Property Rights owned or otherwise controlled by the Yesway Parties and their respective subsidiaries have been duly maintained, and there are no defects in, including in connection with the filing and prosecution of, any such Intellectual Property; (iv) neither the Yesway Parties nor any of their respective subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (v) to the Yesway Parties’ knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Yesway Parties; (vi) neither the Yesway Parties nor any of their respective subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; and (viii) the Yesway Parties and their respective subsidiaries use, and have used, all commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

y.	(i) The Yesway Parties and their respective subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in material compliance with all license terms applicable to such Open Source Software; and (ii) neither the Yesway Parties nor any of their respective subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Yesway Parties or any of their respective subsidiaries to permit reverse engineering of any software code or other technology owned by the Yesway Parties of any of their respective subsidiaries or (B) any software code, Intellectual Property Rights or other technology owned by the Yesway Parties or any of their respective subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works, or (3) redistributed or otherwise made available at no charge.

z.	(i) The Yesway Parties and each of their respective subsidiaries, and, to the Yesway Parties’ knowledge, any third parties engaged on behalf of the Yesway Parties or any of their respective subsidiaries, have complied in all material respects and are presently in compliance in all material respects with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Yesway Parties or any of their respective subsidiaries of personal or personally identifiable information, consumer information, or other confidential information in their possession (“Data Security Obligations”, and such data, “Data”); (ii) the Yesway Parties have not received any notification of or complaint regarding, and are unaware of any other facts that would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

aa.	(i) The Yesway Parties and each of their respective subsidiaries have taken commercially reasonable technical and organizational measures designed to protect the information technology systems and Data used in connection with the operation of the Yesway Parties’ and their respective subsidiaries’ businesses; (ii) the Yesway Parties and each of their respective subsidiaries have used all commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied in all material respects with, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Yesway Parties’ and their respective subsidiaries’ businesses (“Breach”); and (iii) there has been no such Breach, and the Yesway Parties and their respective subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach except as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

bb.	With respect to artificial intelligence, advanced machine learning or other similar generative models (collectively, the “AI Tools”), except as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, the Yesway Parties and their subsidiaries (i) use AI Tools in compliance with applicable licenses terms, consents, agreements and laws; (ii) have not used AI Tools to create or develop any Intellectual Property; and (iii) have not included and do not include personally identifiable information, consumer information, trade secrets or other confidential information in any prompts or inputs into any AI Tools.

cc.	No material labor dispute with the employees of the Yesway Parties or any of their respective subsidiaries exists, or, to the knowledge of the Yesway Parties, is imminent; and the Yesway Parties are not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

dd.	The Yesway Parties and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Yesway Parties nor any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and neither the Yesway Parties nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

ee.	The Yesway Parties and each of their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Yesway Parties nor any of their respective subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

ff.	The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Yesway Parties and their respective subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Yesway Parties’ quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Yesway Parties and their respective consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Yesway Parties reasonably and in good faith believe are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

gg.	BDO USA, P.C., which has certified certain financial statements of the Yesway Parties and their respective subsidiaries and delivered its report with respect to the audited consolidated financial statements filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Yesway Parties within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

hh.	The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Parent’s most recent audited fiscal year, there has been (i) no material weakness in the Parent’s or any consolidated subsidiaries’ internal control over financial reporting (whether or not remediated) and (ii) no change in the Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s or any consolidated subsidiaries’ internal control over financial reporting.

ii.	Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

jj.	The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

kk.	No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

ll.	The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity (as defined in Section 9) to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Yesway Parties to alter the customer’s or supplier’s level or type of business with the Yesway Parties, or (ii) a trade journalist or publication to write or publish favorable information about the Yesway Parties or their products.

mm.	The Yesway Parties and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Yesway Parties and their respective subsidiaries, taken as a whole, or, except as currently being contested in good faith) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Yesway Parties), and no tax deficiency has been determined adversely to the Yesway Parties or any of their respective subsidiaries which, singly or in the aggregate, has had (nor does the Yesway Parties nor any of their respective subsidiaries have any notice or knowledge of) any tax deficiency which could reasonably be expected to be determined adversely to the Yesway Parties and their respective subsidiaries and which could reasonably be expected to have a Material Adverse Effect.

nn.	Each of the Yesway Parties represents that, without the prior consent of the Representatives, (i) it has not alone engaged in any Testing-the-Waters Communication with any person and (ii) it has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. Each of the Yesway Parties reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Yesway Parties have not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Rule 163B of the Securities Act.

oo.	As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

pp.	None of the Yesway Parties nor any of their respective subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. None of the Yesway Parties nor any of their respective subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). Each of the Yesway Parties does not have any joint ventures that engage in or plan to engage in any Covered Activity. Each of the Yesway Parties also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

2.            Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[●] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.            Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[●] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[●] a share under the Public Offering Price.

4.            Payment and Delivery. Payment for the Firm Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m. (New York City time), on [●], 2026,1 or at such other time on the same or such other date, not later than [●], 2026,2 as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m. (New York City time), on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [●], 2026,3 as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.            Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [5:30 p.m.] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

a.	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by or, to the knowledge of the Yesway Parties, contemplated by the Commission; and

1   NTD: To insert date 2 business days after date of Underwriting Agreement, unless otherwise agreed to between the Underwriters and the Company.

2  NTD: To insert date 5 business days after the date inserted in accordance with preceding footnote.

3  NTD: To insert date 10 business days after the expiration of the green shoe option.

(ii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Yesway Parties and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

b.	The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Yesway Parties, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Yesway Parties contained in this Agreement are true and correct as of the Closing Date and that each of the Yesway Parties has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

c.	The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

d.	The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Allen Overy Shearman Sterling US LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

e.	The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from BDO USA, P.C., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of each of the Yesway Parties contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

f.	The Underwriters shall have received, on each of the date hereof and the Closing Date, certificates dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from the chief financial officer of the Yesway Parties, with respect to certain financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information.

g.	The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and the persons listed on Schedule III hereto relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

h.	The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)            a certificate, dated the Option Closing Date and signed by an executive officer of the Yesway Parties, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)            an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)            an opinion and negative assurance letter of Allen Overy Shearman Sterling US LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)            letters dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from BDO USA, P.C., independent public accountants, substantially in the same form and substance as the letters furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letters delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(v)            a certificate dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from the chief financial officer of the Yesway Parties, substantially in the same form and substance as the certificates furnished to the Underwriters pursuant to Section 5(f) hereof; and

(vi)            such other documents as the Representatives may reasonably request with respect to the good standing of the Yesway Parties, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.            Covenants of the Yesway Parties. Each of the Yesway Parties, jointly and severally, covenants with each Underwriter as follows:

a.	To furnish to the Representatives, without charge, [6] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

b.	Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

c.	To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Yesway Parties and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

d.	Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

e.	If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

f.	If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the each of the Yesway Parties) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

g.	To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Yesway Parties to qualify to do business in any jurisdiction, to execute a general consent to service of process in any jurisdiction, or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

h.	So long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder which may be satisfied by filing or furnishing such materials with the Commission’s EDGAR system.

i.	To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

j.	Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Yesway Parties’ counsel and the Yesway Parties’ accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, but in no event shall such fees and disbursements of counsel exceed $30,000; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, but in no event shall such fees and disbursements of counsel exceed $45,000; (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NASDAQ Global Market; (vi) the cost of printing certificates representing the Shares; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the costs and expenses of the Yesway Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Yesway Parties, travel and lodging expenses of the officers of the Yesway Parties and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show with the remaining 50% of the cost of such aircraft to be paid by the Underwriters; (ix) the document production charges and expenses associated with printing this Agreement; (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xi) all other costs and expenses incident to the performance of the obligations of the Yesway Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 8 entitled “Indemnity and Contribution”, Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

k.	If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Yesway Parties will promptly notify he Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Each of the Yesway Parties, jointly and severally, also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) shares of Common Stock or any securities (including without limitation options, preferred stock units, restricted stock or restricted stock units) convertible into, or exercisable for, shares of Common Stock pursuant to any employee stock option plan, incentive plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements in place as of the Applicable Time; (D) the grant of awards pursuant to employee equity-based compensation plans, incentive plans, stock plans, or other arrangements in place as of the Applicable Time and as described in the Time of Sale Prospectus and Prospectus; (E) the filing of a registration statement on Form S-8 in connection with the registration of shares of Common Stock issuable under any employee equity-based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s board of directors; (F) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period, and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; (G) the confidential submission or filing of any registration statement relating to any proposed offering of shares of Common Stock beneficially owned by any of the Company’s stockholders that executed Lock-up Agreements but the restrictions of which have expired or been waived prior to the end of the Restricted Period; (H) the issuance of Common Stock, preferred stock, convertible debt or other equity linked security (i) in connection with any other merger, acquisition or other business combination, (ii) in exchange for the assets of, or a majority or controlling portion of the equity of, another entity, and the filing of a registration statement on Form S-4 or other appropriate form required by the Securities Act, and any amendments thereto in connection therewith; or (I) the issuance of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, the LLC Interests (as such term is defined in the Registration Statement, the Time of Sale Prospectus and the Prospectus)) of the Company in connection with the Transactions as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

If the Representatives, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Yesway Parties listed on Schedule III hereto and provides the Yesway Parties with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, each of the Yesway Parties agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

7.            Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Yesway Parties not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.            Indemnity and Contribution. (a) Each of the Yesway Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its directors and officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Yesway Parties information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Yesway Parties in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

Each of the Yesway Parties, jointly and severally, also agrees to indemnify and hold harmless J.P. Morgan, its affiliates, directors and officers and each person, if any, who controls J.P. Morgan within the meaning of Section 15 of the Securities Act of Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of J.P. Morgan’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Yesway Parties, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Yesway Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Yesway Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Yesway Parties in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: [the first sentence of the third paragraph, seventh paragraph and tenth paragraph]4 under the caption “Underwriting (Conflict of Interest)”.

4  NTD: To conform to the final version of the prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to the second paragraph of Section 8(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates, directors, officers and such control persons of the Underwriters, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for J.P. Morgan in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control J.P. Morgan within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Yesway Parties, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statements as to or any admission of fault, culpability or a failure by or on behalf of any indemnified person.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Yesway Parties on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Yesway Parties on the one hand and of the Underwriters or J.P. Morgan in its capacity as a “qualified independent underwriter”, as the case may be, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Yesway Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Yesway Parties and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, or the fee, if any, to be received by J.P. Morgan in its capacity as a “qualified independent underwriter”, as the case may be, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Yesway Parties on the one hand and the Underwriters or J.P. Morgan in its capacity as a “qualified independent underwriter”, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Yesway Parties or by the Underwriters or J.P. Morgan in its capacity as a “qualified independent underwriter”, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Yesway Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Yesway Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of each of the Yesway Parties, its officers or directors or any person controlling the Yesway Parties, and (iii) acceptance of and payment for any of the Shares.

9.            Directed Share Program Indemnification. (a) Each of the Yesway Parties agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Yesway Parties for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify each of the Yesway Parties in writing and the Yesway Parties, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others each of the Yesway Parties may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) each of the Yesway Parties shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Yesway Parties and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Yesway Parties shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Yesway Parties shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each of the Yesway Parties agree to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Yesway Parties to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, each of the Yesway Parties agree that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Yesway Parties of the aforesaid request and (ii) the Yesway Parties shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Yesway Parties shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement (x) includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statements as to or any admission of fault, culpability or a failure by or on behalf of any of the Morgan Stanley Entities.

(c) To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Yesway Parties in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Yesway Parties on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Yesway Parties on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Yesway Parties on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Yesway Parties on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Yesway Parties or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Yesway Parties and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Yesway Parties, their respective officers or directors or any person controlling each of the Yesway Parties and (iii) acceptance of and payment for any of the Directed Shares.

10.            Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Yesway Parties, if, after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States (“U.S.”) shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Yesway Parties for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Yesway Parties. In any such case either the Representatives or the Yesway Parties shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Yesway Parties to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Yesway Parties shall be unable to perform its obligations under this Agreement, the Yesway Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.            Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Yesway Parties and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) Each of the Yesway Parties acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Yesway Parties or any other person, (ii) the Underwriters owe the Yesway Parties only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Yesway Parties, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Yesway Parties waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.            Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the U.S. or a state of the U.S.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the U.S. or a state of the U.S.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder; and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; J.P. Morgan at 270 Park Avenue, New York, New York 10017 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; and Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attention: Registration Department; and if to the Yesway Parties shall be delivered, mailed or sent to 2301 Eagle Parkway, Fort Worth, TX 76177, Attention: General Counsel.

Very truly yours,

YESWAY, INC.

By:
Name:
Title:

BW ULTIMATE PARENT, LLC

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	MORGAN STANLEY & CO. LLC

By:
Name:
Title:

By:	J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

By:	GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC
Barclays Capital Inc.
BMO Capital Markets Corp
KeyBanc Capital Markets Inc.
Guggenheim Securities, LLC
Raymond James & Associates, Inc.
Total:

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

II-1

SCHEDULE III

Lock-up Parties

BW Gas & Convenience Aggregator, L.P.

BW Gas & Convenience Aggregator II, L.P.

BW Gas & Convenience Aggregator III, L.P.

Thomas Trkla

TNT 2011 IRREVOCABLE TRUST DTD

Thomas Brown

BFC, Inc.

Brian Ashburn

Ericka Ayles

Shauna Clark

Mark Daniels

Jennifer Fermano

Ronald Lewis

Jeff Potter

Greg Gardner

Aaron Everett

Tate Cutrer

Greg Papazian

Debra Petrowski

Jayne Rice

Jillian Soltau

Jeffrey Scarbrough

Doug Wald

Kurt Zernich

II-2

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

_____________, 2026

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

c/o	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Goldman Sachs & Co. LLC (“Goldman Sachs” and together with Morgan Stanley and J.P. Morgan, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”) with Yesway, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of shares (the “Shares”) of the Class A common stock, $0.0001 par value per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-1 (as may be amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date of this lock-up agreement (this “Lock-up Agreement”) and ending at 4:01 pm New York City time on the first Trading Day on the 180th day after the date of the final prospectus (or if such day is not a Trading Day, the last Trading Day that precedes the 180th day after the date of the final prospectus) (the “Lock-Up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively, the “Undersigned’s Shares”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities of the Company, in cash or otherwise. For purposes of this Lock-up Agreement, a “Trading Day” is a day on which the NASDAQ Global Market is open for the buying and selling of securities.

The foregoing paragraph shall not apply to:

(a)	any transfer of the Undersigned’s Shares to the Underwriters pursuant to the Underwriting Agreement;

(b)	any transfer or disposition of the Undersigned’s Shares in connection with the Transactions (as defined in the Prospectus or the Registration Statement), including pursuant to any exchange or redemption of membership interests (including, for the avoidance of doubt, profits units or common units issued in connection with the BW Ultimate Parent, LLC Unit Incentive Plan, as amended) of BW Ultimate Parent, LLC and a corresponding issuance of a number of shares of Common Stock in accordance with the Operating Agreement of BW Ultimate Parent, LLC, as applicable and as may be amended and restated at the consummation of the Public Offering;

(c)	any shares of Common Stock acquired by the undersigned (a) in the open market after the completion of the Public Offering or (b) from the Underwriters in the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock acquired in such open market transactions or from the Underwriters;

(d)	any of the Undersigned’s Shares transferred as a bona fide gift or gifts, including to charitable organizations, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(e)	any of the Undersigned’s Shares transferred to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned, provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein;

(f)	any of the Undersigned’s Shares transferred to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned, provided that the trustee of the trust or the partnership, limited liability company or other entity or beneficiary agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transfer shall not involve a disposition for value;

(g)	any of the Undersigned’s Shares transferred or disposed of pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of the Undersigned’s Shares;

(h)	any of the Undersigned’s Shares transferred to the Company or its affiliates upon death, disability or termination of employment, in each case, of the undersigned;

(i)	(1) the receipt by the undersigned from the Company or BW Ultimate Parent, LLC of shares of Common Stock or other securities of the Company or BW Ultimate Parent, LLC, as applicable, upon the exercise, vesting or settlement of options, restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus or Registration Statement or warrants to purchase shares of Common Stock or securities of the Company or BW Ultimate Parent, LLC, as applicable, insofar as such options or warrants are outstanding as of the date of the Prospectus and are disclosed in the Prospectus; or (2) the transfer of shares of Common Stock or other securities of Company or BW Ultimate Parent, LLC, as applicable, to the Company or BW Ultimate Parent, LLC, as applicable, upon a vesting or settlement event of the Company’s or BW Ultimate Parent, LLC’s securities or upon the exercise of options to purchase the Company’s or BW Ultimate Parent, LLC’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to the Company or BW Ultimate Parent, LLC, as applicable, necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or shares of Common Stock or other securities of the Company or BW Ultimate Parent, LLC, as applicable, issuable upon the exercise thereof) or shares of Common Stock or other securities of the Company or BW Ultimate Parent, LLC, as applicable, and the Company’s or BW Ultimate Parent, LLC’s, as applicable, cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award; provided (i) that the shares or other securities received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to this Lock-Up Agreement, and (ii) that in the case of clauses (1) or (2), any filing required under Section 16 of the Exchange Act to be made during the Lock-Up Period shall include a statement to the effect that (A) such transaction reflects the circumstances described in (1) or (2), as the case may be, (B) such transaction was only with the Company or BW Ultimate Parent, LLC and (C) in the case of (1) shares or other securities received upon exercise or settlement of the option, restricted stock units or other equity awards are subject to this Lock-Up Agreement;

(j)	any transfer of the Undersigned’s Shares to the Company or BW Ultimate Parent, LLC in connection with the repurchase of shares of Common Stock or other securities granted under any stock incentive plan, stock purchase plan or other equity award plan of the Company or BW Ultimate Parent, LLC, which plan is described in the Prospectus or Registration Agreement, provided that the underlying shares or other securities shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(k)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible in connection with the foregoing clauses (a) through (i) as applicable;

(l)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that (i) no transfers occur under such plan during such Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Undersigned’s Shares may be made under such plan during the Lock-Up Period;

(m)	transfers, sales, tenders or other dispositions of the Undersigned’s Shares to a bona fide third party pursuant to a tender or exchange offer for securities of the Company or other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company that, in each case, has been approved by the Company’s board of directors (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Shares in connection with any such transaction, or vote any of the Undersigned’s Shares in favor of any such transaction), provided that all of the Undersigned’s Shares subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions herein; or

(n)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the transfer the Undersigned’s Shares (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, in each case without consideration or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members, beneficiaries or other equity holders; provided, however, that in the case of (A) and (B), it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such shares of Common Stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value;

provided that in the case of any transfer or distribution pursuant to clause (c), (d) or (e), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the Undersigned’s Shares, shall be required during the Lock-Up Period (other than on Form 5 if such Form 5 is filed after the expiration of the Lock-Up Period) nor shall a public announcement be voluntarily made by the undersigned or the transferee during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the restrictions described in this Lock-up Agreement shall not apply with respect to any transfer of shares of Common Stock to charitable organization transferees or recipients (including any direct or indirect member or partner of the undersigned that receives such shares of Common Stock pursuant to a distribution in-kind to such member or partner and is subject to restrictions requiring such shares of Common Stock to be transferred only to charitable organizations pursuant to clause (d) above) in an aggregate amount, together with any such transfers pursuant to any substantially similar lock-up agreement with the Representatives, not to exceed 1% of Common Stock to be sold by Brookwood Financial Partners, LLC and investment funds affiliated with Brookwood Financial Partners, LLC in the Public Offering.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earlier of (i) prior to the execution of the Underwriting Agreement, if the Company or the Representatives advise in writing that they have determined not to proceed with the Public Offering, (ii) prior to the execution of the Underwriting Agreement, the date the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (iii) the date on which the Underwriting Agreement is terminated prior to payment for and delivery of the shares to be sold thereunder (other than pursuant to the Underwriters’ over-allotment option) or (iv) August 17, 2026, if the Public Offering is not completed by such date (provided that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional three months).

The undersigned hereby consents to receipt of this agreement in electronic form and understands and agrees that this agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

FORM OF WAIVER OF LOCK-UP

_____________, 2026

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Yesway, Inc. (the “Company”) of _____ shares of Class A common stock, $0.0001 par value (the “Common Stock”), of the Company and the lock-up agreement dated ____, 2026 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 20__, with respect to ____ shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective _____, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours, Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Goldman Sachs & Co. LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc: Company

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EXHIBIT B

FORM OF PRESS RELEASE

[Name of Company]

[Date]

Yesway, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, the lead book-running managers in the Company’s recent public sale of _____ shares of its common stock are [waiving][releasing] a lock-up restriction with respect to ____ shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 20__ , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1